                                 PIONEER FUNDS

                               DISTRIBUTION PLAN

                               February 1, 2008
			(as amended November 10, 2014)

   WHEREAS, the Board of Trustees (the "Board") of certain of the open-end investment companies listed on Appendix B hereto have adopted separate distribution plans pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), for certain classes of shares (each a "Class") of each series of each such investment company; and

   WHEREAS, the Board desires to combine, amend and restate in their entirety all such distribution plans into this Distribution Plan (this "Plan"); and

   WHEREAS, the Board of each of the other open-end investment companies listed on Appendix B hereto desires to adopt this Plan with respect to certain of the Classes offered by certain of its series;

   NOW, THEREFORE, this Plan is amended and restated or adopted, as the case may be, in accordance with the Rule with respect to those Classes listed on Appendix A offered by the series (each a "Fund") of the investment companies (each a "Trust) listed on Appendix B hereto, as each such Appendix may be amended from time to time, to be effective as of the date set forth above or, if later, the date indicated on Appendix B, subject to the following terms and conditions:

SECTION 1. ANNUAL FEE.

   For each Class, a Fund may pay to one or more principal underwriters, broker-dealers, financial intermediaries (which may include banks) and other parties that enter into a distribution, underwriting, selling or service agreement with respect to shares of such Class (each of the foregoing, a "Servicing Party") distribution and/or service fees. The Fund, its principal underwriter (together with any co-underwriters and successors, "Underwriters") or other parties also may incur expenses in connection with the distribution or marketing and sale of the Fund's shares that may be paid or reimbursed by the Fund. The aggregate amount in respect of such fees and expenses to be paid by a Fund pursuant to this Section 1 with respect to any Class shall be the amount calculated at the percentage per annum of the average daily net assets attributable to such Class as set forth in Appendix A hereto. The fees described above will be calculated daily and paid monthly or at such other intervals as the Board of each Trust may determine.

   Payments under this Plan are not tied exclusively to actual distribution and/or service fees and expenses incurred, and the payments under this Plan may exceed (or be less than) actual fees and expenses incurred. A Servicing Party may retain any fees hereunder that are in excess of its expenses incurred.

SECTION 2. OTHER PAYMENTS BY MANAGER, FUND, ETC.

   It is recognized that a Fund's investment manager ("Manager") or Underwriters, a Servicing Party or an affiliate of any of them may use its management or advisory fee revenues, past profits or its resources from other sources to make payments to a Servicing Party or any other entity with respect to expenses incurred in connection with the distribution or marketing and sales of the Fund's shares, including the activities referred to above. Notwithstanding any language to the contrary contained herein, to the extent that any payments made by the Fund to its Manager or any affiliate thereof, including payments made from such Manager's or affiliate's management or advisory fee or administrative fee or payments made for shareholder services, should be deemed to be indirect financing of any activity primarily intended to result in the sale of Fund shares within the context of the Rule, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitations set forth in Section 1.

   It is further recognized that each Fund will enter into normal and customary custodial, transfer agency, shareholder servicing, recordkeeping and dividend disbursing agency and other service provider arrangements, and make separate payments under the terms and conditions of those arrangements. These arrangements shall not ordinarily be deemed pursuant to this Plan.

SECTION 3. SALES CHARGES.

   It is understood that, as disclosed in each Fund's prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and the Fund may pay to one or more Servicing Parties, or the Fund may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, as disclosed in each Fund's prospectus, the Fund or a Servicing Party may impose certain deferred sales charges in connection with the repurchase of Fund shares, and the Fund may pay to a Servicing Party, or the Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

SECTION 4. APPROVAL BY SHAREHOLDERS.

   Except as otherwise permitted by applicable law, and other than with respect to Classes of a Fund in existence as of the date first written above (as to which this Plan amends and restates the existing distribution plans), this Plan will not take effect, and no fee will be payable in accordance with Section 1 of this Plan, with respect to a Class of a Fund (other than a Class of a Fund in existence as of the date first written above) until this Plan has been approved by a vote of at least a majority of the outstanding voting securities of that Class. This Plan will be deemed to have been approved with respect to a Class of a Fund so long as a majority of the outstanding voting securities of that Class votes for the approval of this Plan, notwithstanding that (a) this Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) this Plan has not been approved by a majority of the outstanding voting securities of the Fund.

SECTION 5. APPROVAL BY TRUSTEES.

   Neither this Plan nor any related agreements will take effect, with respect to a Class of a Fund, until approved by a majority vote of both (a) the Board and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and the related agreements.

SECTION 6. CONTINUANCE OF THIS PLAN.

   The Plan will continue in effect with respect to each Class, provided that such continuance is specifically approved at least annually by the Board and by a majority of the Qualified Trustees in accordance with Section 5.

SECTION 7. TERMINATION.

   The Plan may be terminated at any time with respect to a Class of a Fund
(i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a majority vote of the Qualified Trustees. The Plan may remain in effect with respect to a Class even if this Plan has been terminated in accordance with this Section 7 with respect to any other Class of the same Fund.

SECTION 8. AMENDMENTS.

   The Plan may not be amended with respect to a Class of a Fund to increase materially the amount of the fees described in Section 1, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to this Plan may be made unless approved by the Board and the Qualified Trustees in the manner described in Section 5.

SECTION 9. SELECTION OF CERTAIN BOARD MEMBERS.

   While this Plan is in effect, the Trust will comply with paragraph (c) of the Rule.

SECTION 10. WRITTEN REPORTS.

   In each year during which this Plan remains in effect with respect to any Class of a Fund, the proper officers of the Fund will prepare and furnish to the Board and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under this Plan and the purposes for which those expenditures were made.

SECTION 11. PRESERVATION OF MATERIALS.

   The Trust will preserve copies of this Plan, any agreement relating to this Plan and any report made pursuant to Section 10 for a period of not less than six years (the first two years in an easily accessible place).

SECTION 12. MEANINGS OF CERTAIN TERMS.

   As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the meanings given to those terms under the 1940 Act, and references to the "1940 Act" shall include any rule, regulation or exemptive order of the Securities and Exchange Commission (the "Commission") thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

SECTION 13. LIMITATION OF LIABILITY.

   Notice is hereby given that this Plan has been adopted on behalf of each Fund by the Trustees in their capacity as Trustees of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

SECTION 14. SEVERABILITY.

   The provisions of this Plan are severable for each Fund and each Class covered by this Plan, and actions taken with respect to this Plan in conformity with the Rule may be taken separately for each Fund and Class.

SECTION 15. GOVERNING LAW.

   This Plan shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, except to the extent required to be governed by the 1940 Act and the Rule.

SECTION 16. PLEDGE BY UNDERWRITER.

   Notwithstanding anything to the contrary in this Plan or any underwriting agreement, each Underwriter may assign, sell or pledge (collectively, "Transfer") its rights to its portion of any fees payable to it hereunder. Upon receipt of notice of a Transfer, the Trust will pay to the assignee, purchaser or pledgee (each, a "Transferee"), as third party beneficiaries, such fees payable to the principal underwriter as provided in written instructions from the principal underwriter and the Transferee to the Trust. In the absence of any such written instructions, the Trust shall have no obligations to a Transferee.

                                  APPENDIX A
                               DISTRIBUTION PLAN

                                               Applicable Percentage
                  Class of each Fund                Per Annum
          ------------------------------------ ---------------------

                        Class A                       0.25%
          (other than Class A of Pioneer Cash
          Reserves Fund, Pioneer Multi-Asset
          Ultrashort Income Fund and Pioneer
                Short Term Income Fund)

                Class A of Pioneer Cash               0.15%
                     Reserves Fund

            Class A of Pioneer Multi-Asset            0.20%
          Ultrashort Income Fund and Pioneer
                Short Term Income Fund

                        Class C                       1.00%
            (other than Pioneer Multi-Asset
          Ultrashort Income Fund and Pioneer
                Short Term Income Fund)

            Class C of Pioneer Multi-Asset            0.50%
          Ultrashort Income Fund and Pioneer
                Short Term Income Fund

            Class C2 of Pioneer Multi-Asset           0.50%
          Ultrashort Income Fund and Pioneer
                Short Term Income Fund

                        Class R                       0.50%

November 10, 2014

                                  APPENDIX B
                               DISTRIBUTION PLAN

TRUST                           FUND
------------------------------- --------------------------------------------------
Pioneer Asset Allocation Trust  Pioneer Solutions - Conservative Fund
                                Pioneer Solutions - Growth Fund
                                Pioneer Solutions - Balanced Fund
Pioneer Bond Fund               Pioneer Bond Fund
Pioneer Emerging Markets Fund   Pioneer Emerging Markets Fund
Pioneer Equity Income Fund      Pioneer Equity Income Fund
Pioneer Fund                    Pioneer Fund
Pioneer High Yield Fund         Pioneer High Yield Fund
Pioneer Mid Cap Value Fund      Pioneer Mid Cap Value Fund
Pioneer Money Market Trust      Pioneer Cash Reserves Fund
Pioneer Real Estate Shares      Pioneer Real Estate Shares
Pioneer Series Trust II         Pioneer AMT-Free Municipal Fund
                                Pioneer Select Mid Cap Growth Fund
Pioneer Series Trust III        Pioneer Disciplined Value Fund
Pioneer Series Trust IV         Pioneer Classic Balanced Fund
                                Pioneer Government Income Fund
                                Pioneer Multi-Asset Income Fund
Pioneer Series Trust V          Pioneer Absolute Return Bond Fund
                                Pioneer Global Equity Fund
                                Pioneer High Income Municipal Fund
                                Pioneer Long/Short Global Bond Fund
                                Pioneer Long/Short Opportunistic Credit Fund
Pioneer Series Trust VI         Pioneer Floating Rate Fund
                                Pioneer Multi-Asset Real Return Fund
Pioneer Series Trust VII        Pioneer Global High Yield Fund
                                Pioneer Global Multisector Income Fund
                                Pioneer Emerging Markets Local Currency Debt Fund
Pioneer Series Trust VIII       Pioneer International Value Fund
Pioneer Series Trust X          Pioneer Dynamic Credit Fund
                                Pioneer Fundamental Growth Fund
                                Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Series Trust XI         Pioneer Core Equity Fund
Pioneer Series Trust XII        Pioneer Disciplined Growth Fund
Pioneer Short Term Income Fund  Pioneer Short Term Income Fund
Pioneer Strategic Income Fund   Pioneer Strategic Income Fund

April 1, 2015


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